CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of John H. Harland Company (the "Company") for the period ended September 27, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Vice President and Chief Financial Officer of the Company, certifies that:

          (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Charles B. Carden


Charles B. Carden
Vice President and Chief Financial Officer
November 11, 2002